As filed with the Securities and Exchange Commission on October 12, 2004.

                                                 Registration No. 333-__________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                             KINGDOM VENTURES, INC.
             (Exact name of registrant as specified in its charter)


                NEVADA                                88-0419183
    (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)                Identification No.)


               1045 STEPHANIE WAY
                 MINDEN, NEVADA                            89423
    (Address of Principal Executive Offices)            (Zip Code)


                            -------------------------

                            2004 CONSULTING AGREEMENT
                            (Full title of the plan)

                            -------------------------

             GENE JACKSON                                   DAVID PAYNE
        CHIEF EXECUTIVE OFFICER                         STEVENS AND LEE
        KINGDOM VENTURES, INC.                     620 FREEDOM BUSINESS CENTER
          1045 STEPHANIE WAY                                SUITE 200
         MINDEN, NEVADA 89423                       KING OF PRUSSIA, PA 19406
(Name and address of agent for service)            (Attorney Name and Address)

                                 (775) 267-2242
                     (Telephone number, including area code,
                              of agent for service)
                            -------------------------

                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================
    TITLE OF SECURITIES TO BE                              PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
          REGISTERED(1)                AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION
                                        REGISTERED             SHARE(2)                PRICE               FEE
---------------------------------------------------------------------------------------------------------------------
   Common Stock $.001 par value          3,000,000               $0.09               $ 270,000           $34.80
---------------------------------------------------------------------------------------------------------------------
              Total                      3,000,000               $0.09               $ 270,000           $34.80
---------------------------------------------------------------------------------------------------------------------

      (1) The securities to be registered represent 3,000,000 shares of Common Stock to be issued under a Consulting Agreement with Individual Consultants.

      (2) Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the high and low selling prices per share of Common Stock of Kingdom Ventures, Inc. on October 12, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

      The documents containing the information specified in Item 1 will be sent or given to participants in the plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION, THE 2004 CONSULTING AGREEMENT.

      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to participants pursuant to Rule 428(b) or additional information about the 2004 Consulting Agreement are available without charge by contacting: Kingdom Ventures, Inc., 1045 Stephanie Way, Minden, Nevada 89423,
Attention: Chief Executive Officer. Our telephone number is (775) 267-2242.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      Kingdom Ventures, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

      (a) the Company's Annual Report on Form 10-KSB/A for the fiscal year ended January 31, 2004; and

      (b) the description of the Company's common stock as contained in its Registration Statement on Form 10-SB, filed with the Commission on January 31, 2001, including all amendments and reports filed with the Commission for the purpose of updating such description.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) Prospectus to be delivered to participants in connection herewith, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Articles of Incorporation and Bylaws of the Company require it to indemnify its officers and directors to the full extent permitted by Nevada law.

      Section   78.751  of  the  Nevada  General   Corporation   Law  permits  a
corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses, including attorney's fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful.

      In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      The Company's Articles of Incorporation and Bylaws also contain provisions stating that no director shall be liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except with respect to acts or omissions which involve intentional misconduct, fraud or knowing violation of law or unlawful payment of dividends, or unlawful stock purchases or redemptions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

         Exhibit         Description
        ---------        -----------

        4.1 & 4.2        Consulting Agreements with Individual Consultants
           5.1           Opinion of Stevens and Lee
           23.1          Consent of Stevens and Lee is included in Exhibit 5.1
           23.2          Consent of Kabani Co.

ITEM 9. UNDERTAKINGS.

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Minden, Nevada, on October 12, 2004.

                                           KINGDOM VENTURES, INC.


                                           By: /s/ Gene Jackson
                                           -------------------------------------
                                           Gene Jackson
                                           Chief Executive Officer and President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities indicated on October 12, 2004.

SIGNATURE                        TITLE
---------                        -----
/s/ Gene Jackson                 Chief Executive Officer, President and Director
-----------------                (Principal Executive Officer and Principal
Gene Jackson                     Financial and Accounting Officer)


/s/ Gene Jackson                 Director
-----------------
Gene Jackson

                                  EXHIBIT INDEX
--------------------------------------------------------------------------------

     Exhibit           Description
     -------           -----------

    4.1 & 4.2          Consulting Agreements with Individual Consultants
       5.1             Opinion of Stevens and Lee
       23.1            Consent of Stevens and Lee is included in Exhibit 5.1
       23.2            Consent of Kabani Co.

any change whatever.